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                                                                    EXHIBIT 23.8

                  [LETTERHEAD OF DONALDSON, LUFKIN & JENRETTE]

         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

    We hereby consent to (i) the inclusion of our opinion letter, dated June 25, 1997 to the Board of Directors of Unionamerica Holdings plc ("Unionamerica") as Appendix C to the Proxy Statement/ Prospectus of MMI Companies, Inc. ("MMI") relating to the acquisition of Unionamerica by MMI and (ii) all references to DLJ in the sections captioned "The Offer--Terms of the Offer and Proposed Acquisition--Conditions of the Offer", "Unionamerica's Reasons for the Proposed Acquisition and Recommendation of the Unionamerica Board" and, "Opinion of Financial Advisor to Unionamerica" of the Proxy Statement/Prospectus of MMI which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                DONALDSON, LUFKIN & JENRETTE
                                SECURITIES CORPORATION

                                By:            /s/ JONATHAN D. KELLY
                                     -----------------------------------------
                                                 Jonathan D. Kelly
                                                   VICE PRESIDENT

New York, New York

July 23, 1997